UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2015

Celgene Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34912	22-2711928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 Morris Avenue

Summit, New Jersey 07901

(Address of principal executive offices, including zip code)

(908) 673-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On July 14, 2015, Celgene Corporation (“Celgene”) held an investor conference call relating to the execution of the Agreement and Plan of Merger (the “Merger Agreement”) by and among Celgene, Strix Corporation, a wholly-owned subsidiary of Celgene (“Acquisition Sub”), and Receptos, Inc. (“Receptos”). Pursuant to the Merger Agreement, Acquisition Sub will commence a tender offer to purchase all of the issued and outstanding shares of Receptos’ common stock for $232.00 per share in cash. If successful, the tender offer will be followed by a merger of Acquisition Sub with and into Receptos, with Receptos surviving the merger as a wholly-owned subsidiary of Celgene. A copy of the presentation presented on the investor conference call is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

On July 14, 2015, Celgene and Receptos issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information in Item 7.01 of this Form 8-K (including the exhibits referenced herein) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Important Information

The tender offer described herein has not yet commenced.  The description contained herein is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares of Receptos. At the time the tender offer is commenced, Celgene and Acquisition Sub intend to file with the U.S. Securities and Exchange Commission (the “SEC”) a Tender Offer Statement on Schedule TO containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer, and Receptos intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer.  Celgene, Acquisition Sub and Receptos intend to mail these documents to the stockholders of Receptos.  THESE DOCUMENTS, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER AND RECEPTOS STOCKHOLDERS ARE URGED TO READ THEM CAREFULLY WHEN THEY BECOME AVAILABLE.  Stockholders of Receptos will be able to obtain a free copy of these documents (when they become available) and other documents filed by Receptos, Celgene or Acquisition Sub with the SEC at the website maintained by the SEC at www.sec.gov.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements, which are generally statements that are not historical facts. Forward-looking statements can be identified by the words "expects," "anticipates," "believes," "intends," "estimates," "plans," "will," "outlook" and similar expressions. Forward-looking statements are based on management's current plans, estimates, assumptions and projections, and speak only as of the date they are made. Celgene and Receptos undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond the control of either company, including the following: (a) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (b) the inability to complete the transaction due to the failure to satisfy conditions to the transaction; (c) the risk that the proposed transaction disrupts current plans and operations; (d) difficulties or unanticipated expenses in connection with integrating Receptos into Celgene; (e) the risk that the acquisition does not perform as planned; and (f) potential difficulties in employee retention following the closing of the transaction. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in the public reports of each company filed with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Investor Presentation.
99.2	Joint Press Release, dated July 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELGENE CORPORATION

Date: July 14, 2015	By:	/s/ Peter N. Kellogg
Peter N. Kellogg
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Investor Presentation.
99.2	Joint Press Release, dated July 14, 2015.